UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006

AMERICAN CELLULAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-60639 (Commission File Number)	22-3043811 (I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
          American Cellular Corporation (the “Company”) was a winning bidder in the Federal Communications Commission’s Auction No. 66 (“Auction No. 66”) for wireless spectrum in most of the markets in which it currently operates, as well as in certain adjacent markets. The Company was the winning bidder for a total of approximately $65.9 million in spectrum bids. The Company has previously paid a $17 million deposit in connection with Auction No. 66, which will satisfy its obligation to pay a 20 percent down-payment on its winning spectrum bids by October 4, 2006. The balance of the Company’s total bid amounts for Auction No. 66 is due on October 19, 2006. Based on its winning bids in Auction No. 66, the Company will acquire the new spectrum at a cost of approximately $0.16 per MHz POP. The Company expects to fund the payment of its bids from cash on hand and from draws under its existing credit facility. Please refer to FCC Public Notice DA 06-1882 for further information.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CELLULAR CORPORATION
Date: September 22, 2006	By:	/s/ Ronald L. Ripley
		Name:	Ronald L. Ripley
		Title:	Senior Vice President and General Counsel